Exhibit 10.28

OSMOTICA HOLDINGS S.C.SP.

2016 EQUITY INCENTIVE PLAN
OPTION GRANT AWARD AGREEMENT

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SECTION 7.	ADJUSTMENT OF UNITS	5

SECTION 8.	MISCELLANEOUS PROVISIONS	5

(a)	No Retention Rights	5
(b)	Notices	5
(c)	Entire Agreement	6
(d)	Amendment; Waiver	6
(e)	Assignment	6
(f)	Successors and Assigns; No Third-Party Beneficiaries	6
(g)	Governing Law; Venue	7
(h)	Waiver of Jury Trial	7
(i)	Interpretation	7
(j)	Severability	7
(k)	Counterparts	7
(l)	Grantee Undertaking	7
(m)	Option Subject to Plan	8

SECTION 9.	DEFINITIONS	8

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OSMOTICA HOLDINGS S.C.SP.
2016 EQUITY INCENTIVE PLAN
OPTION GRANT AWARD AGREEMENT

GRANT TO:

THIS AGREEMENT (this “Agreement”) is made as of            (the “Grant Date”), between Osmotica Holdings S.C.Sp., a Luxembourg special limited partnership (the “Partnership”), and            (the “Grantee”). Capitalized terms, unless defined in Section 9 or a prior section of this Agreement, shall have the same meanings as in the Osmotica Holdings S.C.Sp. 2016 Equity Incentive Plan (the “Plan”).

WHEREAS, in connection with the Grantee’s Service, the Partnership desires to grant to the Grantee options to purchase a certain number of common units of the Partnership (“Units”) pursuant to the terms and conditions of this Agreement and the Plan;

WHEREAS, the Board has determined that it would be to the advantage, and in the best interest, of the Partnership and its limited partners to grant the options provided for herein to the Grantee pursuant to the terms and conditions of the Plan and this Agreement;

WHEREAS, the offer and sale of securities under this Agreement is intended to qualify for an exemption from the registration requirements (i) under the Securities Act of 1933 (the “Securities Act”) pursuant to Rule 506 promulgated under the Securities Act in the event the Grantee is an accredited investor and, in all other cases, pursuant to Rule 701 promulgated under the Securities Act, and (ii) under applicable state securities laws;

WHEREAS, this Agreement is a “compensatory benefit plan” within the meaning of Rule 701 promulgated under the Securities Act;

WHEREAS, this Agreement is an “employee compensation plan” within the meaning of Section 12(g)(5) of the Securities Exchange Act of 1934, as amended; and

WHEREAS, the Partnership has elected to be taxed as an association taxable as a corporation for U.S. income tax purposes.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                         GRANT OF OPTION AWARD

(a)           Grant.  Subject to the terms and conditions of the Plan and this Agreement, the Partnership hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of            Units (the “Option”), subject to adjustment as set forth in the Plan.            Units subject to the Option shall vest:           , in each case, in accordance with Section 2 and Section 5.

(b)                                 Plan.  The Option is subject to the terms and conditions of the Plan (as it may be amended from time to time) which are hereby incorporated herein by reference and made a part of this Agreement.

(c)                                  No Rights as Limited Partner.  It shall be understood that none of the terms contained herein grant to the Grantee any rights as a limited partner of the Partnership, and the Grantee shall not have any such rights unless and until the Grantee receives Incentive Units in connection with the exercise of the Option in accordance with the terms hereunder.

(d)                                 Confidentiality, IP Assignment and Non-Solicit Agreement.  Unless such Grantee is already a party to a Restrictive Agreement with the Partnership or any of its subsidiaries, it is a condition to the effectiveness of the Option and the obligation of the Partnership to issue any Units hereunder that the Grantee shall have executed, on or prior to the date hereof, a confidentiality, intellectual property assignment, and non-solicitation agreement in form and substance satisfactory to the Partnership.

(e)                                  Exercise Price.  The Exercise Price of the Units subject to the Option shall be            per Unit (the “Exercise Price”).

SECTION 2.                         VESTING

The portion of the Option that has become vested pursuant to the terms set forth herein is hereinafter referred to as the “Vested Portion” and the portion of the Option that has not yet become vested pursuant to the terms set forth herein is hereinafter referred to as the “Unvested Portion”. Subject to the terms set forth in the Plan and this Award Agreement, the Option shall vest as follows:           .

SECTION 3.                         EXERCISE PROCEDURES

(a)                                 Notice of Exercise. Subject to Section 5 hereof, the Vested Portion may be exercised by delivering to the Partnership at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Exercise Price in cash for the Units to be exercised (plus payment of the applicable tax withholding) and, if applicable, an executed Joinder Agreement as required by Section 3(c). In the event that the Option is being exercised by the Grantee’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The aggregate Exercise Price for the Units to be exercised shall be paid in cash or another form of payment to the extent, but only to the extent, permitted by the Board, in its sole discretion, in accordance with the Plan. In the event of the Grantee’s death, the Vested Portion shall be exercisable by the executor or administrator of the Grantee’s estate, or the Person or Persons to whom the Grantee’s rights under this Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Grantee shall take rights herein granted subject to the terms and conditions of this Agreement and the Plan.

(b)                                 Withholding. The Partnership shall have the power and the right to deduct or withhold automatically from any amount deliverable under this Agreement, or otherwise, or to require the Grantee to remit to the Partnership, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. The Grantee may elect, subject to the approval of the Board, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Partnership withhold Units having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.

(c)                                  Joinder Agreement; 83(b) Election. At the time of the Notice of Exercise, if the Grantee is not then party to the Limited Partnership Agreement, the Grantee shall be required to execute a Joinder Agreement and become a party to the to the Limited Partnership Agreement prior to or concurrent with such exercise, in the form attached hereto as Exhibit C. If the Grantee fails to execute the Joinder Agreement at or prior to the time of the Notice of Exercise, such exercise shall be ineffective and, without further notice, be deemed null and void. Grantee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the excess of the Fair Market Value of the Incentive Units on the date of any forfeiture restrictions applicable to such Incentive Units lapse over the Exercise Price for such Incentive Units will be reportable as ordinary income on such lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Partnership to repurchase the Incentive Units pursuant to the repurchase rights set forth in the Limited Partnership Agreement. Grantee understands that Grantee may elect under Section 83(b) of the Code to be taxed at the time the Incentive Units are acquired, rather than when and as such Incentive Units cease to be subject to such forfeiture restrictions. Such election, in the form attached hereto as Exhibit D, must be filed with the Internal Revenue Service within thirty (30) days after the Exercise Date. Even if the Fair Market Value of the Incentive Units on the Exercise Date equals the Exercise Price (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. Grantee understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Grantee as and each time the forfeiture restrictions lapse. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE PARTNERSHIP’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE PARTNERSHIP OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Grantee must retain two (2) copies of the completed form for filing with Grantee’s State and Federal tax returns for the current tax year, and one (1) additional copy for Grantee’s personal records.

(d)                                 Issuance of Units; Limited Partnership Agreement; Restrictions on Units. After receiving a properly completed and executed Notice of Exercise and payment for the full amount of the Exercise Price as required by Section 3(a) and, if applicable, an executed Joinder Agreement as required by Section 3(c), the Partnership shall cause the Grantee (or such person and his or her spouse as community property or as joint tenants with right of survivorship), as a holder of the relevant Incentive Units, to be listed as a limited partner of the Partnership on Schedule I to the Limited Partnership Agreement and in the register of partners of the Partnership, provided that as a condition to the issuance of Incentive Units hereunder, the Grantee shall make, as of the time of issuance of such Incentive Units, representations and warranties in a form satisfactory to the Partnership and substantially similar to those contained in Exhibit B. Incentive Units received upon the exercise of the Option shall be subject to all of the terms and conditions of the Limited Partnership Agreement, including all transfer restrictions and repurchase rights set forth therein.

SECTION 4.                         SECURITIES LAW ISSUES, TRANSFER RESTRICTIONS

(a)                                 Grantee Acknowledgements and Representations. The Grantee understands and agrees that: (x) neither the Option nor the Incentive Units have been registered under the Securities Act, (y) the Option and the Incentive Units are restricted securities under the Securities Act and (z) neither the Option nor the Incentive Units may be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. The Grantee hereby makes the representations and warranties set forth in Exhibit B hereto.

(b)                                 No Registration Rights. The Partnership may, but shall not be obligated to, register or qualify the issuance of Incentive Units to the Grantee, or the resale of any such Incentive Units by the Grantee under the Securities Act or any other applicable law.

(c)                                  Transfers. Unless otherwise determined by the Board, in its sole discretion, the Grantee shall not be permitted to Transfer or assign the Option except in the event of death and in accordance with the Plan. The Grantee understands that the Limited Partnership Agreement contains significant restrictions on the Transfer of the Incentive Units. The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Partnership.

SECTION 5.                         TERM OF GRANT; EXPIRATION OF VESTED PORTION AND UNVESTED PORTION

(a)                                 Term of Grant. The Option granted pursuant to this Agreement shall expire, terminate and be cancelled 10 years from the Grant Date, unless such Option has expired, terminated and been cancelled earlier as set forth herein.

(b)                                 Expiration of Vested Portion Following Termination. Upon the Grantee’s Service ceasing (a “Terminated Grantee” and, the date of such termination, the “Termination Date”) for any reason, the following shall apply:

(i)                                     if the Terminated Grantee resigns or otherwise terminates his or her Service, the Terminated Grantee or his or her Permitted Transferees shall have 45 days from the Termination Date to exercise the Vested Portion (otherwise such Vested Portion, as of the end of such 45-day period, shall be cancelled, terminated and forfeited in all respects);

(ii)                                  if the Terminated Grantee’s Service is terminated without Cause by the applicable Subsidiary of the Partnership, the Terminated Grantee or his or her Permitted Transferees shall have 60 days from the Termination Date to exercise the Vested Portion (otherwise such Vested Portion, as of the end of such 60-day period, shall be cancelled, terminated and forfeited in all respects);

(iii)                               if the Terminated Grantee’s Service is terminated for Cause by the applicable Subsidiary of the Partnership, the Vested Portion or the Option as of the Termination Date shall be cancelled, terminated and forfeited in all respects as of the Termination Date; and

(iv)                              if the termination of the Terminated Grantee’s Service is due to the Terminated Grantee’s death or Disability, the Terminated Grantee or his or her legal representative or Permitted Transferees shall have one year from the Termination Date to exercise the Vested Portion (otherwise such Vested Portion, as of the end of such one-year period, shall be cancelled, terminated and forfeited in all respects).

(c)                                  Expiration of Unvested Portion Following Termination. Any Unvested Portion as of the Termination Date shall expire and terminate in all respects as of such date, and shall be forfeited by the Grantee or his or her Permitted Transferees without any consideration due in respect thereof.

SECTION 6.                         CALL RIGHT UPON TERMINATION OF SERVICE

Upon the termination of the Grantee’s Service, the Partnership shall have the right to exercise the Call Rights following such termination for any reason, in each case, pursuant to the terms and conditions set forth in the Limited Partnership Agreement.

SECTION 7.                         ADJUSTMENT OF UNITS

In the event of a Recapitalization or another event set forth in Section 13 of the Plan, the terms of the Option (including, without limitation, the number and kind of Units subject to this Agreement) shall be adjusted as set forth in the Plan; it being understood, that the foregoing is not in limitation of the terms set forth in Sections 2(b) and 2(c) above.

SECTION 8.                         MISCELLANEOUS PROVISIONS

(a)                                 No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Partnership or any Subsidiary, which rights are hereby expressly reserved by the Partnership and each of its Subsidiaries, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b)                                 Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Partnership, to:

Osmotica Holdings S.C.Sp.
c/o Vertical/Trigen Holdings, LLC
2500 Main Street, Suite 6
Sayreville, NJ 08872

Facsimile: (732) 721-3430
Attention: General Counsel

if to the Grantee, to the address that he or she most recently provided to the Partnership,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided, that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c)                                  Entire Agreement. This Agreement, the Plan, the Limited Partnership Agreement, the Grantee’s employment agreement, if any, and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d)                                 Amendment; Waiver. This Agreement or any portion thereof may be amended at any time in accordance with Section 16 of the Plan. The failure of the Partnership in any instance to exercise the Call Rights shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Partnership and the Grantee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)                                  Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a Transfer in accordance with the provisions of this Agreement.

(f)                                   Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Partnership and the Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Partnership and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)                                  Governing Law; Venue. This Agreement and all issues concerning the relative rights of the Partnership and any Grantee with respect to each other shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum, or lack of jurisdiction to the maintenance of any such action or proceeding.

(h)                                 Waiver of Jury Trial. The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i)                                     Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References. Unless otherwise specified, all references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Schedules/Exhibits. Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j)                                    Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k)                                 Counterparts. The parties may execute this Agreement in one or more counterparts, each of which constitutes an original and all of which collectively constitute one and the same instrument. The signatures of all the parties need not appear on the same counterpart.

(l)                                     Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Partnership may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Option or any Incentive Units pursuant to the provisions of this Agreement.

(m)                             Option Subject to Plan. By entering into this Agreement, the Grantee acknowledges and agrees that the Grantee has received and read a copy of the Plan and the Limited Partnership Agreement. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

SECTION 9.                         DEFINITIONS

(a)                                 Reserved.

(b)                                 “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

(c)                                  “Call Rights” has the meaning ascribed to such term in the Limited Partnership Agreement.

(d)                                 Reserved,

(e)                                  Reserved.

(f)                                   “Incentive Units” means any Units issued pursuant to the exercise of the Option in accordance with the terms of this Agreement.

(g)                                  Reserved.

(h)                                 “Joinder Agreement” means an agreement substantially in the form of Exhibit C attached hereto, pursuant to which the Grantee shall become a party to the Limited Partnership Agreement and subject to all of the rights, restrictions and obligations contained therein.

(i)                                     Reserved.

(j)                                    “Permitted Transferee” means (i) any executor, administrator or testamentary trustee of the Grantee’s estate if the Grantee dies, (ii) any transferee receiving Units owned by the Grantee by will, intestacy laws or the laws of descent or survivorship, and (iii) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than the Grantee or one or more lineal descendents, siblings or parents of the Grantee or one or more lineal descendents of any siblings of the Grantee.

(k)                                 Reserved.

(l)                                     “Transfer” means, with respect to any securities (including the Units and the Option), (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

OSMOTICA HOLDINGS S.C.SP.

By:
Name:
Title:

NAME